Exhibit 4.2.1

      FIRST SUPPLEMENTAL INDENTURE ("Fist Supplemental Indenture"), dated as of June 25, 2004, among Phibro Animal Health Corporation (the "U.S. Issuer"), Phillip Brothers Netherlands III B.V. (the "Dutch Issuer" and with the U.S. Issuer, the "Issuers"), each of the Guarantors named herein (including each Guarantor whose guarantee is confirmed by, or becomes effective pursuant to, this First Supplemental Indenture), as guarantors, and HSBC Bank USA, as Trustee (the "Trustee"). All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Indenture (as defined herein).

      WHEREAS the Issuers and the Guarantors named therein have heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "Indenture"), dated as of October 21, 2003, providing for the issuance of 105,000 Units due 2007 (the "Units"), each Unit consisting of $809.5238095 principal amount of 13% Senior Secured Notes due 2007 issued by Phibro Animal Health Corporation and $190.4761905 principal amount of 13% Senior Secured Notes due 2007 issued by Philipp Brothers Netherlands III B.V. (together, the "Notes"); and

      WHEREAS, in accordance with the Indenture, the Issuers have obtained the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes to certain amendments (the "Amendments") to the Indenture as set forth in this First Supplemental Indenture;

      WHEREAS, pursuant to Sections 9.02 and 12.16 of the Indenture, the Issuers and the Guarantors, when authorized by resolution of their respective Boards of Directors, and the Trustee, together, with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, are authorized to amend or supplement the Indenture as set forth in this First Supplemental Indenture;

      WHEREAS, the Issuers, each of the Guarantors and the Trustee desire and have agreed to execute and deliver this First Supplemental Indenture as herein provided and all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized by all necessary parties.

      NOW, THEREFORE, for and in consideration of the premises contained herein, it is mutually covenanted and agreed for the benefit of all Holders of the Notes as follows:

      Section 1. The Indenture is hereby amended as set forth below in this
Section 1:

            (a) Section 6.01(c). Section 6.01(c) of the Indenture is amended by adding after the word "Notes" and before the semicolon the following: ", and provided that if the inclusion of LC Holdings SA and La Cornubia SA in any such covenant, agreement or warranty in this Indenture or any Collateral Agreement would result in such failure, then such covenant, agreement or warranty in this Indenture or such Collateral Agreement shall be deemed to exclude LC Holdings SA and La Cornubia SA".

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            (b) Section 6.01(d). Section 6.01(d) of the Indenture is amended by adding the words "(other than LC Holdings SA and La Cornubia SA)" following the words "Restricted Subsidiary" appearing therein.

            (c) Section 6.01(e). Section 6.01(e) of the Indenture is amended by adding the words "(other than LC Holdings SA and La Cornubia SA)" following the words "Restricted Subsidiary" appearing therein.

            (d) Section 6.01(h). Section 6.01(h) of the Indenture is amended by adding, after the words "at maturity of the Notes", the words "; provided, that if the inclusion of LC Holdings SA (or any Equity Interests, Future Rights, Pledged Interests or Pledged Collateral (as each such term is defined in any such Collateral Agreement) of or pertaining to LLC Holdings
      SA), in any such Collateral Agreement would otherwise result in an Event of Default under this Section 6.01(h), then such Collateral Agreement shall be deemed to exclude LC Holdings SA (and such Equity Interests, Future Rights, Pledged Interests or Pledged Collateral, as the case may
      be)."

      Section 2. Each of the Collateral Agreements is hereby amended to provide that, if the inclusion of LC Holdings SA, or any Equity Interests, Future Rights, Pledged Interests or Pledged Collateral (as each such term is defined in any such Collateral Agreement) of or pertaining to, LC Holdings SA in any covenant, agreement, representation or warranty in such Collateral Agreement would result in the failure to perform or comply with such covenant, agreement. representation or warranty, then such covenant, agreement, representation or warranty shall be deemed to exclude LC Holdings SA and such Equity Interests, Future Rights, Pledged Interests or Pledged Collateral, as the case may be.

      Section 3. The Issuers and the Guarantors agree that the Trustee is permitted, and each of them hereby authorizes the Trustee, to place a notation about this First Supplemental Indenture on the Notes in accordance with the provisions of Section 9.05 of the Indenture.

      Section 4. The Trustee accepts this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby supplemented, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby supplemented.

      Section 5. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this First Supplemental Indenture forms a part thereof. Except as otherwise expressly provided for in this First Supplemental Indenture, all of the terms and conditions of the Indenture are hereby ratified and shall remain unchanged and continue in full force and effect.

      Section 6. The recitals contained in this First Supplemental Indenture shall be taken as the statements made solely by the Issuers and the Guarantors, and the Trustee shall have no liability or responsibility for their correctness, and, without limiting the generality of the

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foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of (i) the validity or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuers and the Guarantors by corporate action or otherwise, (iii) the due execution hereof by the Issuers and the Guarantors or
(iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

      Section 7. This First Supplemental Indenture shall become effective upon the execution and delivery hereof by the Issuers, the Guarantors and the Trustee.

      Section 8. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      Section 9. This First Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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                                   SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, all as of the date first written above.

                                        PHIBRO ANIMAL HEALTH CORPORATION

                                        By: /s/ Jack C. Bendheim
                                            ------------------------------------
                                            Name:  Jack C. Bendheim
                                            Title: President

                                        PHILIPP BROTHERS NETHERLANDS III B.V.
                                        By: Philipp Brothers Netherlands II B.V.

                                        By:  /s/ Jack C. Bendheim
                                            ------------------------------------
                                            Name:  Jack C. Bendheim
                                            Title: Managing Director

                                        By: /s/ Joseph M. Katzenstein
                                            ------------------------------------
                                            Name:  Joseph M. Katzenstein
                                            Title: Managing Director

                                        DOMESTIC GUARANTORS:
                                        PRINCE AGRIPRODUCTS, INC.
                                        PHIBROCHEM, INC.
                                        PHIBRO ANIMAL HEALTH HOLDINGS, INC.
                                        PHIBRO CHEMICALS, INC.
                                        WESTERN MAGNESIUM CORP.
                                        C P CHEMICALS, INC.
                                        PHIBRO-TECH, INC.
                                        PHIBRO ANIMAL HEALTH U.S., INC.

                                        By: /s/ David C. Storbeck
                                            ------------------------------------
                                            Name:  David C. Storbeck
                                            Title: Vice President

                                        FOREIGN GUARANTOR:
                                        PHIBRO ANIMAL HEALTH SA

                                        By: /s/ Jack C. Bendheim
                                            ------------------------------------
                                            Name:  Jack C. Bendheim
                                            Title: Director

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Accepted and Agreed to:
HSBC BANK USA, as Trustee and Collateral Agent

By: /s/ Herawatta Alli
    --------------------------------
    Name:  Herawatta Alli
    Title: Corporate Trust Officer